UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2008

Alon USA Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32567	74-2966572
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7616 LBJ Freeway, Suite 300, Dallas, Texas		75251
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 367-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2008, Alon USA Energy, Inc. (the "Company") entered into an unsecured letter of credit facility (the "LC Facility"), by and among the Company, as borrower, the lenders from time to time party thereto, Israel Discount Bank of New York, as administrative agent and co-arranger, and Bank Leumi USA, as co-arranger. Bank Leumi USA and Israel Discount Bank of New York are also parties to the Company’s existing revolving credit agreement.

Credit under the LC Facility is available in the form of one or more letters of credit in an aggregate principal amount not to exceed $60 million. Letters of credit issued under the LC Facility are to be used to support the purchase of crude oil for the Company's Big Spring, Texas refinery. The LC Facility will terminate on January 1, 2010, unless terminated earlier as provided for in the LC Facility.

The LC Facility contains customary letter of credit fees and includes customary events of default and restrictions on the activities of the Company.

A copy of the LC Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the LC Facility contained herein is qualified in its entirety by reference to the full text of the LC Facility.

Item 9.01 Financial Statements and Exhibits.

10.1 Credit Agreement, dated as of July 30, 2008, by and among Alon USA Energy, Inc., as borrower, the lenders from time to time party thereto, Israel Discount Bank of New York, as administrative agent and co-arranger, and Bank Leumi USA, as co-arranger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.

July 31, 2008	By:	Harlin R. Dean

Name: Harlin R. Dean
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 30, 2008, by and among Alon USA Energy, Inc., as borrower, the lenders from time to time party thereto, Israel Discount Bank of New York, as administrative agent and co-arranger, and Bank Leumi USA, as co-arranger.